UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2016 (July 19, 2016)

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On July 19, 2016, certain subsidiaries of CONSOL Energy Inc., a Delaware corporation (“CEI”), entered into two related Purchase and Sale Agreements with Southeastern Land, LLC, a Kentucky limited liability company (“Buyer”) related to the sale of CEI’s Miller Creek and Fola Mine Complexes.

•	Miller Creek Transaction – CEI subsidiaries, CONSOL of Kentucky Inc. (“COK”), Island Creek Coal Company (“ICC”), Laurel Run Mining Company (“Laurel Run”), and CNX Land LLC (“CNX Land,” and together with COK, ICC, and Laurel Run, “Miller Creek Seller”), entered into a Purchase and Sale Agreement (the “Miller Creek Purchase Agreement”) with Buyer pursuant to which Buyer will acquire assets and assume liabilities relating to the Miller Creek Mine operations located in Mingo and Logan Counties, West Virginia (the “Miller Creek Assets”).

•	Fola Transaction – CEI subsidiaries, AMVEST West Virginia Coal, L.L.C. (“AMVEST”), Braxton-Clay Land & Mineral, Inc. (“BCLM”), Nicholas-Clay Land & Mineral, Inc. (“NCLM”), Peters Creek Mineral Services, Inc. (“Peters Creek”), Terry Eagle Limited Partnership (“Terry Eagle LP”), Terry Eagle Coal Company, L.L.C. (“TECC”), Fola Coal Company, L.L.C. (“Fola”), Little Eagle Coal Company, L.L.C. (“Little Eagle”), and Vaughan Railroad Company (“Vaughan,” and together with AMVEST, BCLM, NCLM, Peters Creek, Terry Eagle LP, TECC, Fola, and Little Eagle, “Fola Seller”, together with the Miller Creek Seller, “CONSOL Sellers”), entered into a Purchase and Sale Agreement (the “Fola Purchase Agreement,” and together with the Miller Creek Purchase Agreement, the “Purchase Agreements”) with Buyer pursuant to which Buyer will acquire assets and assume liabilities relating to the Fola operations located in Clay, Fayette, and Nicholas Counties, West Virginia (the “Fola Assets”).

Various CONSOL Sellers’ assets are excluded from the sales (the “Excluded Assets”). The Excluded Assets include natural gas and minerals other than coal and certain coal inventory.

Buyer will assume approximately $103 million of specified liabilities, including mine closing and reclamation liabilities accruing prior to, on, or after the closings, except those expressly retained (the “Assumed Liabilities”), and various CONSOL Sellers’ liabilities are excluded and will not be assumed (the “Retained Liabilities”). The Retained Liabilities include certain employee costs and liabilities, as well as liabilities associated with certain actions and governmental orders arising prior to the closings, but not on-going liabilities following satisfaction of such actions or orders.

In consideration of the assumption of the Assumed Liabilities, the Purchase Agreements require CONSOL Sellers to collectively make payments to Buyer over time in the approximate amount of $44 million, including approximately $27 million in cash at closing.

Additionally, Buyer agrees to pay Fola Seller an overriding royalty interest of 2% on all coal mined and sold from the Fola Assets. The payments are subject to certain adjustments described in the Purchase Agreements.

The Purchase Agreements contain customary representations, warranties and covenants by the CONSOL Sellers and the Buyer, including, without limitation, that both parties will use commercially reasonable efforts to obtain all consents and approvals required to consummate the transactions.

The Purchase Agreements also contain customary conditions to closing, including no injunction prohibiting the closing of the transactions, the consent of third parties to transfer certain material consent agreements, and the simultaneous closing of both transactions pursuant to the Purchase Agreements. Buyer’s obligation to close the transactions are not subject to any financing condition.

The Purchase Agreements provide that the CONSOL Sellers and Buyer will indemnify each other for certain losses, including those arising out of the breach of their respective representations and warranties, and covenants. Representations and warranties generally survive for a period of fifteen months after the closings, except that (i) Buyer’s indemnity of the CONSOL Sellers’ or their affiliates’ guarantee obligations and the representations and warranties regarding authority, corporate standing, experience, and broker fees survive indefinitely, (ii) representations and warranties regarding environmental and employee benefit matters survive for three years following closing, and (iii) representations and warranties regarding taxes survive until expiration of the applicable statute of limitation. The parties’ indemnification obligations are subject to agreed-upon baskets and caps.

The Purchase Agreements may be terminated: (i) at any time prior to closing by the mutual consent of the applicable CONSOL Sellers and Buyer; (ii) by either the CONSOL Sellers or Buyer in the event there exists a final governmental order prohibiting the transaction, if there has been damage or destruction of the purchased assets resulting in a material adverse effect after considering insurance proceeds, or if the closings have not occurred by August 15, 2016; (iii) by Buyer if one or more conditions to Buyer’s obligations to close have not been fulfilled as of scheduled closing through no fault of Buyer or in the event of an uncured breach of a representation and warranty or covenant by the CONSOL Sellers; or (iv) by the CONSOL Sellers if one or more conditions to their obligations to close have not been fulfilled as of scheduled closing through no fault of their own or in the event of an uncured breach of a representation and warranty or covenant by Buyer.

The description set forth above is not complete and is subject to, and qualified in its entirety by reference to, the text of the Purchase Agreements, copies of which are filed herewith as exhibits and the terms of which are incorporated herein by reference.

The Purchase Agreements have been included solely to provide investors and security holders with information regarding their terms. They are not intended to be a source of financial, business, or operational information about CEI or any of its subsidiaries or affiliates or the assets or liabilities to be transferred. The representations, warranties and covenants contained in the Purchase Agreements are made solely for purposes of the Purchase Agreements and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreements, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties, and covenants or any description thereof as characterizations of the actual state of facts or condition of CEI or any of its subsidiaries or affiliates or the assets or liabilities to be transferred. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The Miller Creek Complex is a premier asset in Central Appalachia, but no longer fits our portfolio. Taken together, the Miller Creek and Fola Complexes generated negative EBIDA in 2015 and are expected to generate negative EBITDA in 2016. These transactions constitute an important step in continuing to strengthen CEI’s balance sheet, enhancing liquidity, reducing our operational and regulatory risk profile and assisting with CEI’s transition to a pure play E&P business. In association with the transactions, the Miller Creek and Fola assets and liabilities are classified as held for sale in discontinued operations on CEI’s Consolidated Balance Sheets, their results of operations are included in discontinued operations on the Consolidated Statement of Income, and the reclassification of these assets resulted in an impairment charge of $356 million in the quarter. These assets were acquired in 2007 and the write down reflects the deterioration in the Central Appalachian coal market since then. The transactions are expected to close in the third quarter.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 2.1	Purchase and Sale Agreement dated July 19, 2016, among CONSOL of Kentucky Inc., Island Creek Coal Company, Laurel Run Mining Company, and CNX Land LLC and Southeastern Land, LLC. Schedules and Exhibits to the agreement are not being filed, and CEI hereby undertakes to furnish them supplementally to the Securities and Exchange Commission upon request.

Exhibit 2.2	Purchase and Sale Agreement dated July 19, 2016, among AMVEST West Virginia Coal, L.L.C., Braxton-Clay Land & Mineral, Inc., Nicholas-Clay Land & Mineral, Inc., Peters Creek Mineral Services, Inc., Terry Eagle Limited Partnership, Terry Eagle Coal Company, L.L.C., Fola Coal Company, L.L.C., Little Eagle Coal Company, L.L.C., and Vaughan Railroad Company and Southeastern Land, LLC. Schedules and Exhibits to the agreement are not being filed, and CEI hereby undertakes to furnish them supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephanie L. Gill
Stephanie L. Gill
Vice President, General Counsel and Corporate Secretary

Dated: July 25, 2016

Exhibit Index

Exhibit No.	Description

Exhibit 2.1	Purchase and Sale Agreement dated July 19, 2016, among CONSOL of Kentucky Inc., Island Creek Coal Company, Laurel Run Mining Company, and CNX Land LLC and Southeastern Land, LLC. Schedules and Exhibits to the agreement are not being filed, and CEI hereby undertakes to furnish them supplementally to the Securities and Exchange Commission upon request.

Exhibit 2.2	Purchase and Sale Agreement dated July 19, 2016, among AMVEST West Virginia Coal, L.L.C., Braxton-Clay Land & Mineral, Inc., Nicholas-Clay Land & Mineral, Inc., Peters Creek Mineral Services, Inc., Terry Eagle Limited Partnership, Terry Eagle Coal Company, L.L.C., Fola Coal Company, L.L.C., Little Eagle Coal Company, L.L.C., and Vaughan Railroad Company and Southeastern Land, LLC. Schedules and Exhibits to the agreement are not being filed, and CEI hereby undertakes to furnish them supplementally to the Securities and Exchange Commission upon request.